SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2022

WEJO GROUP LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-41091	98-1611674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Canon’s Court 22 Victoria Street Hamilton Bermuda	HM12
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 8002 343065

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common shares, par value $0.001 per share	WEJO	The NASDAQ Stock Market LLC

Warrants, each whole warrant exercisable for one share of common shares at an exercise price of $11.50	WEJOW	The NASDAQ Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Wejo Group Limited (the “Company”) will hold its annual meeting of shareholders (the “2022 Annual Meeting”) on June 15, 2022, at 10:00 a.m. eastern standard time. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholders may present proposals for inclusion in the Company’s proxy statement for the 2022 Annual Meeting by submitting their proposals to the Company a reasonable time before the Company begins to print and send its proxy materials. The Company has set February 15, 2022 as the deadline for receipt of shareholder proposals for inclusion in the Company’s proxy statement pursuant to Rule 14a-8.

For any director nominations to be properly brought before the 2022 Annual Meeting by a shareholder, the shareholder must provide written notice thereof to the Company Secretary, at the Company’s principal executive offices, in accordance with the terms of Bye-law 114 of the Company’s Amended and Restated Bye-laws (the “Bye-laws”). To be timely, notice by a shareholder of any nomination must have been provided not later than the close of business on February 15, 2022 for the 2022 Annual Meeting. Any such nomination or proposal must comply with the Company’s Bye-laws. Proposals for any other business items shall be submitted to the Company in accordance with Companies Act 1981.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEJO GROUP LIMITED

Date: January 13, 2022	By:	/s/Mina Bhama
Mina Bhama
General Counsel and Corporate Secretary